Exhibit (2)

                          AGREEMENT AND PLAN OF MERGER

         (Incorporated by reference to Exhibit 10(a) to the Schedule 13D dated August 29, 1996 filed by Registrant with respect to the Common Stock, par value $1.00, of B.M.J. Financial Corp.)